                                                                      EXHIBIT 11


                               RTW, INC. AND SUBSIDIARY
STATEMENT REGARDING COMPUTATION OF NET INCOME PER COMMON AND COMMON SHARE EQUIVALENT


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

                                                                              FOR THE
                                                                            NINE MONTHS
                                          FOR THE THREE MONTHS ENDED           ENDED
                                 -----------------------------------------
                                   MARCH 31,       JUNE 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                     1997            1997        1997           1997
                                 -----------    -----------  -------------  -------------
WEIGHTED AVERAGE COMMON SHARES
  outstanding, unadjusted         11,811,832     11,837,048     11,841,023     11,829,952

STOCK OPTIONS
  Options at $19.33                        -              -              -              -
  Options at $16.67                        -              -              -              -
  Options at $12.50                        -              -              -              -
  Options at $10.88                    3,678              -              -          1,226
  Options at $ 8.67                   18,628          1,188              -          6,605
  Options at $ 2.67                   60,989         54,932         52,490         56,137
  Options at $ 2.00                  302,020        281,055        272,602        285,227
                                 -----------    -----------  -------------  -------------
WEIGHTED AVERAGE COMMON AND
  COMMON SHARE EQUIVALENTS
  OUTSTANDING                     12,197,147     12,174,223     12,166,115    12,179,147
                                 -----------    -----------  -------------  -------------
                                 -----------    -----------  -------------  -------------


NET INCOME ($000'S)                   $1,340         $1,466         $1,705        $4,511
                                 -----------    -----------  -------------  -------------
                                 -----------    -----------  -------------  -------------

NET INCOME PER COMMON AND COMMON
  SHARE EQUIVALENT                     $0.11          $0.12          $0.14         $0.37
                                 -----------    -----------  -------------  -------------
                                 -----------    -----------  -------------  -------------

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